EXHIBIT 32.1

CERTIFICATE

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Wesley Ramjeet, Chief Executive Officer of Profit Planners Management, Inc. (the “Company”), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2014 (the “Report”). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 18, 2014	/s/ Wesley Ramjeet
Wesley Ramjeet
Principal Executive Officer and Principal Financial Officer